OLD MUTUAL INSURANCE SERIES FUND LIQUIDATING TRUST

THIS LIQUIDATING TRUST AGREEMENT is made as of this 15th day of December 2008, by and between Old Mutual Insurance Series Fund, a Delaware statutory trust (“OMISF”), and The Bank of New York Mellon Trust Company, N.A., a New York banking organization (hereinafter, the “Trustee”), for the benefit of the shareholders of OMISF.

WHEREAS, at a meeting duly held on August 22, 2008, the Board of Trustees of OMISF (the “Board”) authorized the liquidation of OMISF and each of its series portfolios (each an “OMISF Fund” and together, the “OMISF Funds”) and adopted a plan of liquidation (the “Plan”) pursuant to Section 331/332 of the Internal Revenue Code of 1986, as the same may be amended or the similar provisions of any subsequent Internal Revenue Laws (the “Code”), providing for the complete liquidation and distribution of the assets of OMISF and the OMISF Funds; and

WHEREAS, the OMISF Funds presently hold assets not conveniently converted to cash or distributable in kind, including in particular, claims related to class action litigations of which the OMISF Funds are class members or putative class members and claims related to tax reclaims; and

WHEREAS, the Plan provides for the establishment of a liquidating trust; and

WHEREAS, the Board approved the establishment of this Trust to be called the “Old Mutual Insurance Series Fund Liquidating Trust” (the “Trust”) for the purpose of facilitating the liquidation of OMISF and each OMISF Fund and the disposition and/or distribution of all of the assets of OMISF and each OMISF Fund; and

WHEREAS, the Trust has been established with separate subtrusts (each a “Subtrust” and together, the “Subtrusts”), each of which corresponds to a particular Fund, as set forth in the attached Schedule “A.”

WHEREAS, OMISF has this date granted, assigned, conveyed and transferred into each Subtrust for the benefit of the shareholders of record of the corresponding OMISF Fund as of September 15, 2008 set forth on Schedule “A” (the “Shareholders”) the assets described in the attached Schedule “B” in the designated percentages, subject to the liabilities described in the attached Schedule “C,” which schedules may be supplemented from time to time by the parties hereto as further liquidating distributions are made; and

WHEREAS, the Trustee agrees to hold for the account of each Shareholder and to distribute to each such Shareholder his proportionate share of the net assets subject to the liabilities of each Subtrust of which such Shareholder has an interest as such assets are reduced to cash, subject to a reasonable reserve for payment of the expenses of the Trust described in the attached Schedule “D” and any liabilities, including contingent and unliquidated claims, if any.

NOW, THEREFORE, in consideration of the above premises and intending to be legally bound hereby, OMISF hereby transfers to the Trustee for the benefit of the Shareholders of each Subtrust the property listed in Schedule “B” attached hereto in the designated proportions, subject to the liabilities listed in Schedule “C” attached hereto.

It is the intention of the parties that each Subtrust shall acquire title to the assets described on Schedule “B” as belonging to that Subtrust as liquidating distributions in complete liquidation of the corresponding OMISF Fund.  As a matter of practical convenience, each OMISF Fund has transferred such assets directly to the Trustee, rather than to the Shareholders of the OMISF Fund and then by them to the Trustee, and it is the intent of this Liquidating Trust Agreement that such transfer is not to be considered in substance or legal effect a direct transfer of the assets described in Schedule “B” to the Trustee by an OMISF Fund, but is in substance and legal effect a transfer from each OMISF Fund to the Shareholders of such OMISF Fund and from them to the Trustee.

The Trustee shall hold said property and the proceeds thereof, together with such other property that may be added to Schedule “B” in accordance with the designated proportions and apply the same and the net income therefrom upon the Trust herein set forth as follows:

1. This Trust is established and the Trustee hereunder appointed in order to facilitate the liquidation of OMISF and each OMISF Fund, to settle outstanding liabilities of OMISF and each OMISF Fund, and to permit the orderly disposition of the assets of OMISF and each OMISF Fund.  Anything herein to the contrary notwithstanding, under no circumstances shall the Trust or the Trustee hereunder (1) have the power to engage in any trade or business, nor in any other activity except as is necessary to complete the orderly liquidation of any and all of the assets of the Trust, or (2) hold out the Trust to the Shareholders or others as an investment company.

2. The Trustee shall with respect to each Subtrust:

(a) Reduce the non-cash assets to cash.

(b) Pay the net income to the Shareholders of the corresponding OMISF Fund from time to time, but at least once annually, between November 15th and December 15th of each year, in accordance with the designated proportions as listed in Schedule “B” attached hereto, provided, however, that the Trustee may retain a reasonable amount of proceeds or income to (1) pay the expenses of the Trust described in the attached Schedule “D” and reimburse Old Mutual Capital, Inc. and its affiliates for any such expenses paid by it or them on behalf of the Trust or a Subtrust, and (2) meet claims of creditors, including, without limitation, contingent liabilities.

(c) Pay the proceeds of sale of the assets of each Subtrust or income received from class action litigations or tax reclaims not needed as a reserve for expenses, liabilities or contingent liabilities to the Shareholders of the corresponding OMISF Fund promptly following the sale of any such assets or receipt of any such income, but at least once annually, between November 15th and December 15th of each year, in accordance with the designated proportions as listed in Schedule “B” attached hereto.

(d) Pending termination of the Trust and payment of expenses, liabilities and contingent liabilities, invest available cash in the Dreyfus Cash Management Fund or, if unavailable, another similar fund as directed by Old Mutual Capital, Inc. or its affiliates, subject to the requirements of Subparagraphs 2(b), (c) and (f) hereof.

(e) Pay the liabilities listed in Schedule “C” attached hereto (as supplemented following the closing of the books and records and preparation of the corresponding OMISF Fund’s final financial statements), and those expenses arising hereunder in connection with the administration of this Trust, as set forth in Schedule “D” attached hereto.

(f) Distribute to the Shareholders of the corresponding OMISF Fund from time to time any cash (subject to the requirements of Subparagraph 2(e) hereof) not needed as a reserve for expenses, liabilities or contingent liabilities of the Subtrust in accordance with the designated proportions as listed in Schedule “B” attached hereto.  In addition, when all assets of the Subtrust have been reduced to cash and all expenses and liabilities have been paid, the Trustee shall distribute the balance, within sixty (60) days thereafter, to the Shareholders of the corresponding OMISF Fund in accordance with their designated proportions as listed in Schedule “B” attached hereto.

3. Among the other powers stated or implied herein, in connection with the administration of this Trust and any Subtrust thereof, the Trustee in its fiduciary capacity shall have and may exercise the following powers, authority and discretion:

(a) To retain any funds or other property received as liquidating distributions from OMISF and each OMISF Fund, so long as it is deemed advisable to meet expenses, claims and contingent liabilities.

(b) To invest any cash not available for distribution to Shareholders of a Subtrust in the Dreyfus Cash Management Fund or such other demand and time deposits in federally insured banks or savings institutions, short term certificates of deposit, or such other short-term securities in which the corresponding OMISF Fund may have lawfully invested or held.

(c) To keep cash in a bank or banks uninvested for reasonable periods, if deemed advisable.

(d) To receive, hold, maintain, grant, sell, convey, release, assign or otherwise transfer legal title to any assets, including without limitation, taking any action deemed appropriate to reduce to cash the rights of each OMISF Fund in the class action litigations identified on Schedule “B” attached hereto ..

(e) To register investments in the name of a nominee.

(f) To employ an investment counsel, agent,  attorney, custodian, accountant or clerical staff if deemed advisable, and to pay out of the assets of each Subtrust to such investment counsel, agent, attorney, custodian, accountant or clerical staff reasonable compensation for services rendered.

(g) To pay any expenses and liabilities arising hereunder or in connection with assets transferred to the Trust pursuant to the liquidation of OMISF and each OMISF Fund.

(h) To compromise, adjust, arbitrate, sue on or defend, abandon or otherwise deal with and settle claims in favor of or against this Trust and any Subtrust as the Trustee may deem appropriate without the necessity of obtaining court approval.

(i) To allocate assets, liabilities and expenses of the Trust to a particular Subtrust or to apportion the same between or among two or more Subtrusts, provided that any liabilities of or expenses incurred by a particular Subtrust shall be payable solely out of the assets belonging to that Subtrust.

4. In the event more than one Trustee is named in the manner herein provided, any action requiring such consent of the Trustees shall be taken upon an affirmative vote of the majority of the Trustees.  The Trustees may designate one or more Trustee to conduct the day-to-day affairs of the Trust.

5. This Trust shall terminate with respect to each Subtrust upon the earlier of (a) payment to the Shareholders of the corresponding OMISF Fund of all assets held by the Trustee for such Subtrust, or (b) three (3) years from the date hereof, provided that, the Trustee may, at the request of Old Mutual Capital, Inc. or its affiliates, extend the term of this Trust with respect to one or more Subtrusts for a period longer than three (3) years in the event that (A) such extension is deemed necessary and appropriate by the Trustee, (B) a majority in interest of the Shareholders of the OMISF Fund that corresponds to such Subtrust have approved such extension, and (C) such extension does not require registration of the interests in the Subtrust or the Trust under the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 or any state securities laws (the determination as to which shall not be the responsibility of the Trustee).

6. No asset transferred to this Trust or any Subtrust on behalf of the Shareholders shall be transferred back to OMISF or any OMISF Fund by the Trust or any Subtrust under any circumstances.  It is intended that the transfers to this Trust and its Subtrusts shall constitute a complete and irrevocable divestment of all assets of OMISF and each OMISF Fund in complete termination of its interest in said assets.

7. The assets belonging to a particular Subtrust shall belong to that Subtrust for all purposes, and to no other Subtrust, subject only to the rights of creditors of that Subtrust.  In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Subtrust, may be allocated by the Trustee between and among one or more Subtrusts in such manner as the Trustee, in its sole discretion, may deem appropriate.  Each such allocation shall be conclusive and binding upon the Shareholders of all Subtrusts for all purposes.

8. Each Subtrust shall be charged with the liabilities of that Subtrust, and all expenses, costs, charges and reserves attributable to any particular Subtrust shall be borne by such Subtrust.  Any general liabilities, expenses, costs, charges or reserves of the Trust (or any Subtrust) that are not readily identifiable as chargeable to or bearable by any particular Subtrust shall be allocated and charged by the Trustee between or among any one or more of the Subtrusts in such manner as the Trustee in its sole discretion deems fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders for all purposes.

9. The Trustee shall hold and account for all assets and liabilities of a Subtrust separate from the other assets and liabilities of the Trust and of every other Subtrust.  For federal income tax purposes, each Subtrust shall be treated as a separate liquidating trust.

10. No Shareholder shall have any right to withdraw any portion of his share of a Subtrust, or to sell, transfer or otherwise dispose of or in any way encumber his interest in the Subtrust except by operation of law or death of the Shareholder, or as required by law or order of a court of competent jurisdiction, or otherwise as directed by an authorized officer of a Shareholder pursuant to a grant of specific authority from such Shareholder with respect to the taking of such action.  The duties, powers and liabilities of the Trustee shall not be changed without the Trustee’s prior written consent.

11. OMISF, each OMISF Fund and the Shareholders hereby release and discharge the Trustee and its successors of and from all liability for any acts of omission or commission so long as there is not a judicial determination that such liability was caused by the willful misconduct or gross negligence of the Trustee.  Furthermore, the Trustee shall not be liable for any acts or omissions of any investment counsel, agent, attorney, custodian, accountant or clerical staff elected, appointed or employed by or acting for the Trustee if such investment counsel, agent, attorney, custodian, accountant or clerical staff is selected with reasonable care.

12. The Trustee shall be indemnified by and receive reimbursement from the Trust assets against and from any and all loss, liability, claim, expense or damage that the Trustee may incur or sustain, in the exercise and performance of any of the powers and duties of the Trustee under this Trust, except for willful misconduct, or gross negligence, in the performance of its duties.

13. The Trustee may resign at any time by delivery to the Shareholders of his written resignation, in which event the resignation shall take effect immediately.   Upon the death, dissolution, resignation, or inability to act of the Trustee, a successor Trustee(s) as shall be designated in writing by the affirmative vote of the Shareholders holding a majority of interest in the Trust shall serve as the successor Trustee(s).  Any such successor Trustee shall execute a written consent to act as Trustee under the terms of this Trust.  Any successor Trustee shall have all the powers of the original Trustee.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

14. No bond shall be required of any Trustee herein named or named in the manner herein provided.

15. The Trust shall be governed by, and questions pertaining to the construction and administration of this Trust shall be determined in accordance with, substantive laws of the State of New York, without regard to conflict of laws principles.

16. This Trust may be amended by written consent of OMISF and the Trustee.

17. This Trust shall be binding upon the respective parties hereto, their heirs, executors, administrators, and assigns.

18. It is the Shareholders’ and OMISF’s intent that this Trust shall conform as a liquidating trust as that term is defined by Regulations §301.7701-4(d) of the Code.  Anything herein to the contrary notwithstanding, any provision of this Trust which causes this Trust to fail to so qualify, shall be severed and considered null and void and the remaining provisions of this Trust shall have full force and effect.

19. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original.

20. EACH OF OMISF AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LIQUIDATING TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

22.           (a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

(c)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(d)           in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit or loss by reason of any investment or breakage thereof) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

23.  All notices and communications required or permitted by this Agreement shall be in writing and delivered personally or sent by first class mail or via facsimile transmission, to the numbers listed below, unless otherwise agreed.  All such notices and other communications shall be made:

if to OMISF, to:	Old Mutual Insurance Series Fund
4643 South Ulster Street, Suite 600
Denver, Colorado 80237
Telephone: 720-200-7600
Facsimile No: 720-200-7729
Attn: Legal Department

if to Trustee, to:	The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street Suite 1020
Chicago, Illinois 60602
c/o Emmet, Marvin & Martin, LLP
Tel: 212-238-3142
Facsimile No: 212-238-3100
Attn: Bayard S. Chapin

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have placed their hands the day and year first above written.

OLD MUTUAL INSURANCE SERIES FUND

		By:	/s/ Julian F. Sluyters
		Name:	Julian F. Sluyters
Title:

The Trustee hereby accepts this Trust:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ D.G. Donovan
Name:	D.G. Donovan
Title:	Vice President

OLD MUTUAL INSURANCE SERIES FUND LIQUIDATING TRUST

SCHEDULE A

OMISF FUND	CORRESPONDING SERIES
Old Mutual Columbus Circle Technology & Communications Portfolio	Columbus Circle Technology & Communications Subtrust
Old Mutual Growth II Portfolio	Growth II Subtrust
Old Mutual Large Cap Growth Portfolio	Large Cap Growth Subtrust
Old Mutual Large Cap Growth Concentrated Portfolio	Large Cap Growth Concentrated Subtrust
Old Mutual Mid-Cap Portfolio	Mid-Cap Subtrust
Old Mutual Select Value Portfolio	Select Value Subtrust
Old Mutual Small Cap Portfolio	Small Cap Subtrust
Old Mutual Small Cap Growth Portfolio	Small Cap Growth Subtrust

OLD MUTUAL INSURANCE SERIES FUND LIQUIDATING TRUST

SCHEDULE B*

Columbus Circle Technology & Communications Subtrust
Property	Class Action Claims
Stock	3COM Corporation
Stock	Adelphia Communications Corp
Stock	Advanced Fibre Communications
Stock	Amazon Inc.
Stock	American Tower Corp
Stock	AT&T Wireless
Stock	Ascend Communications
Stock	Cabletron Systems
Stock	CBT Group PLC
Stock	Check Point Software
Stock	Clarent Corporation
Stock	Clarent Corporation (second claim)
Stock	Electronic Data Systems Corp
Stock	IBM
Stock	ICG Communications
Stock	Infonet Services Corp
Stock	INFOSPACE Inc
Stock	Lernout & Hauspie
Stock	Level 3 Communications
Stock	McKesson HBOC
Stock	Merrill Lynch USB & Wachovia
Stock	Network Associates
Stock	Salomon Analyst Williams
Stock	Security Dynamics Technologies Inc.
Stock	Smallworldwide
Stock	Software AG Systems
Stock	Sonus Networks
Stock	Telium, Inc.
Stock	Terayon Communications
Stock	Veritas Software
Stock	WorldCom, Inc.

Property	Tax Reclaims
$345.06	Aixtron (Germany) – reclaims receivable, amount deemed collectable in agreement with Custody

Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Columbus Circle Technology & Communications Portfolio	Percent Ownership in the Columbus Circle Technology & Communications Subtrust	Percent Ownership in the Trust
AUL AMERICAN INDIVIDUAL UNIT TRUST REGISTERED SEPERATE ACCOUNT PO BOX 1995 INDIANAPOLIS IN 46206-9102	3.47%	3.47%
AUL AMERICAN INDIVIDUAL UNIT TRUST VARIABLE LIFE UNIT TRUST PO BOX 1995 INDIANAPOLIS IN 46206-9102	1.31%	1.31%
OHIO NATIONAL LIFE INSURANCE COMP FBO SEPARATE ACCOUNTS 31-0397080 C/O DENNIS TANEY PO BOX 237 ONE FINANCIAL WAY CINCINNATI OH 45201-0237	2.40%	2.40%
AUL AMERICAN INDIVIDUAL UNIT TRUST REGISTERED SEPERATE ACCOUNT PO BOX 1995 INDIANAPOLIS IN 46206-9102	1.75%	1.75%
AMERICAN UNITED LIFE INS COMPANY PO BOX 1995 INDIANAPOLIS IN 46206-9102	4.15%	4.15%
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	7.92%	7.92%
FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	78.03%	78.03%
AUL AMERICAN INDIVIDUAL VARIABLE ANNUITY UNIT TRUST 1 PO BOX 1995 INDIANAPOLIS IN 46206-9102	0.97%	0.97%

Growth II Subtrust
Property	Class Action Claims
Stock	Adelphia Communications Group
Stock	CBT Group PLC
Stock	Check Point Software
Stock	Cinar Corporation
Stock	Clarent Corporation
Stock	Clarent Corporation (second claim)
Stock	Dollar General
Stock	Enron Securities
Stock	Gemstar TV Guide
Stock	Global Crossing
Stock	Ha-Lo Industries, Inc
Stock	Healthsouth
Stock	J. D. Edwards, Inc
Stock	Just For Feet, Inc
Stock	marchFIRST
Stock	McKesson HBOC
Stock	Merrill Lynch USB & Wachovia
Stock	Metromedia Fiber Network Inc
Stock	Navigant Consulting, Inc
Stock	OM Group Inc
Stock	Peoplesoft, Inc
Stock	Phycor Corporation
Stock	Riverstone Networks Inc
Stock	Schein Pharmaceutical, Inc
Stock	Security Dynamics Technologies Inc
Stock	SmartForce PLC
Stock	Sonus Networks
Stock	Terayon Communications
Stock	Unicapital Corporation

Property	Tax Reclaims
$298.98	Syngenta (Switzerland) – reclaims receivable, amount deemed collectable in agreement with Custody
$382.95	Syngenta (Switzerland) – reclaims receivable, amount deemed collectable in agreement with Custody – second reclaim
Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Growth II Portfolio	Percent Ownership in the Growth II Subtrust	Percent Ownership in the Trust
AUL AMERICAN INDIVIDUAL UNIT TRUST REGISTERED SEPERATE ACCOUNT PO BOX 1995 INDIANAPOLIS IN 46206-9102	4.08%	4.08%
GE LIFE & ANNUITY ASSURANCE CO ATTN VARIABLE ACCOUNTING 6610 W BROAD ST BLDG 3 5TH FL RICHMOND VA 23230-1702	0.54%	0.54%
AUL AMERICAN INDIVIDUAL UNIT TRUST VARIABLE LIFE UNIT TRUST PO BOX 1995 INDIANAPOLIS IN 46206-9102	1.37%	1.37%
GE LIFE & ANNUITY ASSURANCE CO ATTN VARIABLE ACCOUNTING 6610 W BROAD ST BLDG 3 5TH FL RICHMOND VA 23230-1702	20.86%	20.86%
AUL AMERICAN INDIVIDUAL UNIT TRUST REGISTERED SEPERATE ACCOUNT PO BOX 1995 INDIANAPOLIS IN 46206-9102	1.33%	1.33%
AMERICAN UNITED LIFE INS COMPANY PO BOX 1995 INDIANAPOLIS IN 46206-9102	12.22%	12.22%
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	5.35%	5.35%
FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	52.64%	52.64%
AUL AMERICAN INDIVIDUAL VARIABLE ANNUITY UNIT TRUST 1 PO BOX 1995 INDIANAPOLIS IN 46206-9102	1.61%	1.61%

Large Cap Growth Subtrust
Property	Class Action Claims
Stock	Ascend Communications
Stock	Carnival Corp
Stock	CBT Group PLC
Stock	Charter Communications Inc.
Stock	Electronic Data Systems Corp
Stock	Fifth Third Bancorp
Stock	Freddie Mac
Stock	Global Crossing
Stock	Healthsouth
Stock	Infonet Services Corp
Stock	INFOSPACE Inc
Stock	McKesson HBOC
Stock	Merrill Lynch USB & Wachovia
Stock	Naviant Consulting, Inc.
Stock	Peoplesoft, Inc.
Stock	Phycor Corporation
Stock	PRI Automation
Stock	Reliant Resources Inc
Stock	Salomon Analyst Williams
Stock	Telium, Inc.
Stock	Tyco International Ltd.
Stock	Veritas Software
Stock	Waste Management, Inc
Stock	WorldCom, Inc.

Property	Tax Reclaims
$279.90	Credit Suisse Group (Switzerland) – reclaims receivable, amount deemed collectable in agreement with Custody
$232.46	Novartis (Switzerland) – reclaims receivable, amount deemed collectable in agreement with Custody
$693.78	UBS (Switzerland) – reclaims receivable, amount deemed collectable in agreement with Custody
Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Large Cap Growth Portfolio	Percent Ownership in the Large Cap Growth Subtrust	Percent Ownership in the Trust
GE LIFE & ANNUITY ASSURANCE CO ATTN VARIABLE ACCOUNTING 6610 W BROAD ST BLDG 3 5TH FL RICHMOND VA 23230-1702	4.11%	4.11%
ANNUITY INVESTORS LIFE INS CO PO BOX 5423 CINCINNATI OH 45201-5423	1.57%	1.57%
GE LIFE & ANNUITY ASSURANCE CO ATTN VARIABLE ACCOUNTING 6610 W BROAD ST BLDG 3 5TH FL RICHMOND VA 23230-1702	76.70%	76.70%
GREAT WEST LIFE & ANNUITY INSURANCE COMPANY ATTN INVESTMENT DIV 8515 E ORCHARD RD # 2T2 GREENWOOD VLG CO 80111-5002	17.62%	17.62%

Large Cap Growth Concentrated Subtrust
Property	Class Action Claims
Stock	Carnival Corp
Stock	Charter Communications Inc
Stock	Electronic Data Systems Corp
Stock	Freddie Mac
Stock	Gemstar TV Guide
Stock	Healthsouth
Stock	Infonet Services Corp
Stock	INFOSPACE Inc
Stock	McKesson HBOC
Stock	Merrill Lynch USB & Wachovia
Stock	Peoplesoft, Inc.
Stock	Salomon Analyst Williams
Stock	Tyco International Ltd.
Stock	Unicapital Corporation
Stock	Veritas Software
Stock	Waste Management, Inc.

Property	Tax Reclaims

Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Large Cap Growth Concentrated Portfolio	Percent Ownership in the Large Cap Growth Concentrated Subtrust	Percent Ownership in the Trust
ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY ATTN: SEPERATE ACCOUNTS 440 LINCOLN ST # S-310 WORCESTER MA 01653-0002	0.908%	0.908%
FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY 440 LINCOLN ST # S-310 WORCESTER MA 01653-0002	0.003%	0.003%
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	9.460%	9.460%
FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	89.629%	89.629%

Mid-Cap Subtrust
Property	Class Action Claims
Stock	Adelphia Communications Corp
Stock	Allegheny Energy Inc.
Stock	Aquila, Inc
Stock	Cable and Wireless
Stock	Cabletron Systems
Stock	Catalina
Stock	Charter Communications Inc.
Stock	Computer Associates International Inc
Stock	Cumulus Media, Inc.
Stock	DQE Inc.
Stock	Enron Securities
Stock	Federal Mogul
Stock	Gemstar TV Guide
Stock	Global Crossing
Stock	Halliburton Co
Stock	ICG Communications
Stock	Interpublic
Stock	KN Energy, Inc.
Stock	marchFIRST
Stock	McKesson HBOC
Stock	Navigant Consulting, Inc.
Stock	OPUS360
Stock	PSS World Medical Inc
Stock	Reliant Resources Inc.
Stock	Rite Aid Corporation
Stock	SureBeam
Stock	Symbol Technologies, Inc
Stock	TXU Corp.
Stock	Veritas Software
Stock	Xcel Energy
Stock	XO Communications
Stock	360s Network

Property	Tax Reclaims

Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Mid-Cap Portfolio	Percent Ownership in the Mid-Cap Subtrust	Percent Ownership in the Trust
AUL AMERICAN INDIVIDUAL UNIT TRUST REGISTERED SEPERATE ACCOUNT PO BOX 1995 INDIANAPOLIS IN 46206-9102	8.40%	8.40%
AUL AMERICAN INDIVIDUAL UNIT TRUST VARIABLE LIFE UNIT TRUST PO BOX 1995 INDIANAPOLIS IN 46206-9102	16.00%	16.00%
ANNUITY INVESTORS LIFE INS CO PO BOX 5423 CINCINNATI OH 45201-5423	50.33%	50.33%
AUL AMERICAN INDIVIDUAL VARIABLE ANNUITY UNIT TRUST 1 PO BOX 1995 INDIANAPOLIS IN 46206-9102	21.99%	21.99%
AUL AMERICAN INDIVIDUAL VARIABLE ANNUITY UNIT TRUST PO BOX 1995 INDIANAPOLIS IN 46206-9102	3.28%	3.28%

Select Value Subtrust
Property	Class Action Claims
Stock	AT&T Corporation
Stock	Bank One
Stock	Cable and Wireless
Stock	Carnival Corp
Stock	Charter Communications Inc.
Stock	Comerica, Inc.
Stock	Electronic Data Systems Corp
Stock	Enron
Stock	Enron Securities
Stock	Federal Mogul
Stock	FirstEnergy Corp
Stock	Freddie Mac
Stock	Gateway, Inc.
Stock	Halliburton Co
Stock	Interpublic
Stock	KN Energy, Inc.
Stock	Lucent
Stock	McKesson HBOC
Stock	Medpartners, Inc.
Stock	Micromuse Inc.
Stock	Rite Aid Corporation
Stock	Sprint
Stock	Tyco International Ltd.
Stock	Waste Management, Inc.
Stock	Xerox Corp.

Property	Tax Reclaims

Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Select Value Portfolio	Percent Ownership in the Select Value Subtrust	Percent Ownership in the Trust
ANNUITY INVESTORS LIFE INS CO PO BOX 5423 CINCINNATI OH 45201-5423	0.69%	0.69%
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	8.43%	8.43%
FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	90.88%	90.88%

Small Cap Subtrust
Property	Class Action Claims
Stock	America West Holdings
Stock	Annuity and Life RE (Holdings) LTD
Stock	Aquila, Inc
Stock	Arm Financial Group, Inc
Stock	Atlas Air Worldwide Holdings Inc
Stock	Cable and Wireless
Stock	Cabletron Systems
Stock	Candie’s
Stock	Catalina
Stock	Elan
Stock	Enron Securities
Stock	Federal Mogul
Stock	Fifth Third Bancorp
Stock	Gliatech, Inc
Stock	Hanover Compressor
Stock	Healthsouth
Stock	Helen of Troy Limited
Stock	ICG Communications
Stock	Inso Corporation
Stock	KN Energy, Inc.
Stock	Minimed, Inc.
Stock	MSC Industrial Direct
Stock	Mutual Risk Management
Stock	NASSDA Corporation
Stock	Navigant Consulting, Inc.
Stock	PSS World Medical Inc
Stock	Ravilent Technologies
Stock	Read-Rite
Stock	Sunterra Corporation
Stock	Telxon Corporation
Stock	The North Face
Stock	Titan
Stock	Total Renal Care
Stock	TUT Systems Inc.
Stock	UICI
Stock	Ultimate Electronics
Stock	Veeco Instruments Inc.
Stock	Weststar Energy

Property	Tax Reclaims

Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Small Cap Portfolio	Percent Ownership in the Small Cap Subtrust	Percent Ownership in the Trust
AUL AMERICAN INDIVIDUAL UNIT TRUST REGISTERED SEPERATE ACCOUNT PO BOX 1995 INDIANAPOLIS IN 46206-9102	0.24%	0.24%
AUL AMERICAN INDIVIDUAL UNIT TRUST VARIABLE LIFE UNIT TRUST PO BOX 1995 INDIANAPOLIS IN 46206-9102	0.25%	0.25%
EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	6.99%	6.99%
FIDELITY INVESTMENTS LIFE INSURANCE CO 82 DEVONSHIRE ST # H4C BOSTON MA 02109-3605	91.60%	91.60%
AUL AMERICAN INDIVIDUAL VARIABLE ANNUITY UNIT TRUST 1 PO BOX 1995 INDIANAPOLIS IN 46206-9102	0.83%	0.83%
AUL AMERICAN INDIVIDUAL VARIABLE ANNUITY UNIT TRUST PO BOX 1995 INDIANAPOLIS IN 46206-9102	0.09%	0.09%

Small Cap Growth Subtrust
Property	Class Action Claims
Stock	Advanced Neuromodulation Systems
Stock	Aspen Technology
Stock	Caminus Corporation
Stock	Concord Camera Corp
Stock	Efunds Corporation
Stock	EndoCare Inc.
Stock	FAO, Inc
Stock	Immucor, Inc
Stock	Impath, Inc
Stock	Red Robin Gourmet Burgers
Stock	SFBC Intl Inc
Stock	SupportSoft
Stock	Telik
Property	Tax Reclaims

Trust Proportions
Name and Address of Shareholder:	Percent Ownership in the Old Mutual Small Cap Growth Portfolio	Percent Ownership in the Small Cap Growth Subtrust	Percent Ownership in the Trust
FIRST VARIABLE LIFE INSURANCE CO PO BOX 830765 BIRMINGHAM AL 35283-0765	100.00%	100.00%

*Schedule B may be supplemented from time to time as directed by Old Mutual Capital, Inc. or its affiliates.

OLD MUTUAL INSURANCE SERIES FUND LIQUIDATING TRUST

SCHEDULE C

Liabilities Assumed by the Liquidating Trust and its Subtrusts

TRUST SERIES	LIABILITIES ASSUMED
Columbus Circle Technology & Communications Subtrust	None
Growth II Subtrust	None
Large Cap Growth Subtrust	None
Large Cap Growth Concentrated Subtrust	None
Mid-Cap Subtrust	None
Select Value Subtrust	None
Small Cap Subtrust	None
Small Cap Growth Subtrust	None

OLD MUTUAL INSURANCE SERIES FUND LIQUIDATING TRUST

SCHEDULE D

Expenses of the Trustee

GENERAL FEES

*ACCEPTANCE FEE - $10,000

This one time charge is payable at the time of the closing and includes the review and execution of the Liquidating Trust Agreement and all documents submitted in support thereof and establishment of accounts.

*ANNUAL ADMINISTRATIVE FEE - $40,000

An annual fee will cover the duties and responsibilities related to account administration and servicing, which may include maintenance of accounts on various systems, custody and securities servicing, reporting, etc. This fee is payable in advance for the year and shall not be prorated.

INVESTMENT COMPENSATION

With respect to investments in money market mutual funds for which Trustee provides shareholder services, Trustee (or its affiliates) may also receive and retain additional fees from the mutual funds (or their affiliates) for shareholder services as set forth in the Authorization and Direction to Trustee to Invest Cash Balances in Money Market Mutual Funds.  Except as otherwise provided in this Section, Trustee will charge an investment maintenance fee calculated at maximum annual rate of 37 basis points regardless of how account balances are invested. This charge will cover reconciliation, safekeeping, monitoring, and other maintenance activities associated with the investment of account balances, including, but not limited to, guaranteed investment contracts, bank deposits (including deposits with Trustee or its affiliates) and state, county and local investment pools. With respect to investments in BNY Hamilton Funds, Trustee (or its affiliates) also will be compensated by the Fund for investment advisory and other services.

MISCELLANEOUS FEES

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in the Trustee’s sole discretion. These extraordinary services may include, but are not limited to: proxy dissemination/tabulation, customized reporting and/or procedures, electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

OUT-OF-POCKET EXPENSES

Additional out-of-pocket expenses may include, but are not limited to, telephone; facsimile; courier; copying; postage; supplies; expenses of foreign depositaries; and expenses of Trustee’s representative(s) and Counsel for attending special meetings. Fees and expenses of Trustee’s representatives and Counsel will be charged at the actual amount of fees and expenses charged and all other expenses will be charged at cost or in an amount equal to 7% of the annual fee billed for the year, in Trustee’s discretion, and Trustee may charge certain expenses at cost and others on a percentage basis.

*The $10,000 Acceptance Fee and the $40,000 Annual Administrative Fee (together, the “Fee”) will be allocated equally to each of the eight Subtrusts, so that each Subtrust shall be responsible for $1250 of the Acceptance Fee and $5,000 annually for the Annual Administrative Fee (for a total of $15,000 each over the three-year term).  Subject to the right of reimbursement described below, Old Mutual Capital Inc. shall pay the Acceptance Fee at the time of closing and the Annual Administrative Fee annually, no later than December 30th of each year.  The Trustee shall, prior to making any income payments to the Shareholders of a Subtrust, withhold an amount equal to such Subtrust’s allocated portion of the Fee from the income received by the Subtrust from class action litigations or tax reclaims as a reserve for the repayment to Old Mutual Capital, Inc. by each Subtrust of the portion of the Fee paid by Old Mutual Capital, Inc. on behalf of such Subtrust.  During any annual period in which the income received by any one or more Subtrusts does not equal the amount necessary to reimburse Old Mutual Capital, Inc. for all of the Fees advanced on such Subtrust’s behalf (each, an “Under-Funded Subtrust”), the Trustee shall have the authority to reserve from a Subtrust which has received income in excess of its allocable portion of the Fee (a “Sufficiently-Funded Subtrust”),  an amount sufficient to enable the Trustee to reimburse Old Mutual Capital, Inc. for the Fee advanced by it on behalf of the Under-Funded Subtrust (the “Excess Fee”).  In such event, the Trustee shall apply any income subsequently received by the Under-Funded Subtrust toward reimbursement of the Sufficiently-Funded Subtrust for the Excess Fee.  The Trustee shall, prior to making any income payments to Shareholders of a Subtrust, apply any income received by such Under-Funded Subtrust first toward reimbursement of any Excess Fee paid on its behalf by a Sufficiently-Funded Subtrust and, next, toward payment of its allocable portion of the Fee allocated to the Under-Funded Subtrust.

UNANIMOUS CONSENT OF THE TRUSTEE
OF THE OLD MUTUAL INSURANCE SERIES FUND LIQUIDATING TRUST

I, THE UNDERSIGNED, being the Trustee of the Old Mutual Insurance Series Liquidating Trust (the “Trust”) do hereby adopt the following resolution:

RESOLVED, that the individuals named below are authorized and directed (i) to execute bank resolutions for any bank which may be necessary in the ordinary course of administering this trust relating to the maintenance of general depository accounts with commercial banks, in the name of the trust, (ii) to deposit with such banks from time to time the funds of the trust, and (iii) to do all things necessary and proper and to sign all papers and other documents requested or required by such banks in connection with the maintenance of the general depository accounts:

[add list of names]

IN WITNESS WHEREOF, I have executed this Consent of Trustee on December 15, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee

By:	/s/ D.G. Donovan
Name:	D.G. Donovan
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

I, the undersigned, Barbara J. Parrish, Assistant Secretary of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States (the "Association") and located in the State of California, with a trust office located in Chicago, Illinois, DO HEREBY CERTIFY that the following individuals are duly appointed and qualified Officers of the Association:

Officer	Title	Signing Authority
Judith L. Bartolini	Vice President	A, C1, J
Mary A. Callahan	Vice President	A, C2, J
Daniel G. Donovan	Vice President	A, C2, J
Linda Garcia	Vice President	A, C2, J
Janice Ott Rotunno	Vice President	A, C3, J
Richard Tarnas	Vice President	A, C1, J
Bonita A. Vaughn	Vice President	A, C3, J
Roxane Ellwanger	Assistant Vice President	A, C2, J
Lawrence M. Kusch	Assistant Vice President	A, C3, J
Anabella Hernandez	Assistant Treasurer	A, C3, J

I further certify that as of this date they have been authorized to sign on behalf of the Association in discharging or performing their duties in accordance with the senior and limited signing powers provided under Article V, Sections 5.2 and 5.3 of the By-laws of the Association and the paragraphs indicated above of the signing authority resolution of the Board of Directors of the Association.

Attached hereto are true and correct copies of excerpts of the By-laws of the Association and the signing authority resolution, which have not been amended or revised since July 1,2008 and are in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of The Bank of New York Mellon Trust Company, N.A. this 1st day of July 2008.

/s/ Barbara J. Parrish
Barbara J. Parrish, Assistant Secretary